Exhibit E.1

DISTRIBUTION AGREEMENT

COLORADO BONDSHARES – A TAX-EXEMPT FUND

1200 SEVENTEENTH STREET

SUITE 850

DENVER, COLORADO 80202

April 15, 2016

Colorado Financial Service Corporation

304 Inverness Way South, Suite 355

Centennial, CO 80112

Dear Sirs:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Colorado BondShares - A Tax-Exempt Fund (the “Fund”), a Massachusetts business trust has agreed that you shall be, for the period of this Agreement, the distributor of the Fund’s shares (the “Shares”).

1.    Services as Distributor.

1.1    You will act as agent for the distribution of the Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and will transmit promptly any orders received by you for purchase or redemption of Shares to Freedom Funds Management Company or any successor as Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

1.2    You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into service agreements with securities dealers, financial institutions and other industry professionals, each of which shall be a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and in so doing you will act only on your own behalf as principal, except that all sales of the Fund’s shares by you or any such dealer, institution or professional shall be as agent and not as principal.

1.3    You shall act as distributor of the Fund’s shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934 ( the “1934 Act”), as amended, including the FINRA.

1.4    Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund’s officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

1.5    The Fund agrees to pay all costs and expenses in connection with the registration of the Fund’s Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information.

1.6    The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which reasonably may be necessary in the discretion of the Fund’s officers in connection with the qualification of the Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal Laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of the Fund’s Shares as contemplated in this Agreement. It is understood that certain shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares will be paid as provided in the Transfer Agency and Service Agreement dated November 17, 1994.

1.7    The Fund shall furnish you from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and its Shares as you may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund’s officers, shall be true and correct. The Fund shall also furnish you upon request with: (a) semiannual reports and annual audited re-ports of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund’s portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund’s financial condition as you may reasonably request.

1.8    The Fund represents to you that all registration statements and prospectus filed by the Fund with the Securities and Exchange Commission under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the 1940 Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund’s counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this Agreement or decline to make offers of the Fund’s securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

1.9    The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of the Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statement in either thereof not misleading provided, however, that the Fund’s agreement to indemnify you, your officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund’s agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund’s being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office at 1200 Seventeenth Street, Suite 850, Denver, Colorado 80202 within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reasons of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund’s indemnification agreement contained in this paragraph 1.9 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of the Shares. This Agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of any of the Fund’s Shares.

1.10    You agree to indemnify, defend and hold the Fund, its several officers and Trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent such liability or expense incurred by the Fund, its officers or directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or allegedly untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund’s registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office at 304 Inverness Way South, Suite 355 Centennial, CO 80112 within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.

1.11    No Shares shall be offered by either you or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund’s Prospectus or Declaration of Trust.

1.12    The Fund agrees to advise you immediately in writing:

(a)    of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

(b)    in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c)    of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d)    of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

2.    Term. This Agreement shall continue until April 15, 2018, and thereafter shall continue automatically for successive annual periods ending on April 15 of each year, provided such continuance is specifically approved at least annually by (i) the Fund’s Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund’s Trustees who are not “interested persons” (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days’ notice, by the Fund’s Board of Trustees, by vote of holders of a majority of the Fund’s shares, or by you. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

3.    Miscellaneous.

3.1    This Agreement shall be governed by the law of the State of Colorado.

3.2    Nothing herein contained shall require the Fund to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

3.3    The Declaration of Trust dated February 13, 1987, a copy of which, together with all amendments thereto (the “Declaration”) is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “Colorado BondShares-A Tax-Exempt Fund” refers to the trustees under the Declaration collectively as trustees , but not as individuals or personally; and no trustee, shareholder, officer, employee or agent of said Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust, but the Trust estate only shall be liable.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

COLORADO BONDSHARES-TAX-EXEMPT FUND

By	/s/ George N. Donnelly
George N. Donnelly,
Chairman of the Board of Trustees

Accepted:

COLORADO FINANCIAL SERVICE CORPORATION

By	/s/ Chester Hebert
Chester Hebert, Chief Executive Officer

EXHIBIT A TO DISTRIBUTION AGREEMENT

SALES CHARGES:

Investment Amount	Full Sales Charge	Broker Reallowance	Underwriting Fee
$ 001 to $ 99,999.99	4.75%	4.35%	0.40%
$ 100,000 to $ 249,999.99	3.50%	3.00%	0.50%
$ 250,000 to $ 499,999.99	2.50%	2.00%	0.50%
$ 500,000 to $ 999,999.99	2.00%	1.50%	0.50%
$1,000,000 to $3,999,999.99	1.00%	0.90%	0.10%
$4,000,000 and above	0.20%	0.15%	0.05%